JOINT FILER INFORMATION

Other Reporting Person(s)

1.           Alex Meruelo Living Trust

Item	Information

Name:	Alex Meruelo Living Trust

Address:	9550 Firestone Blvd.,#105
Downey, California

Designated Filer:	Alex Meruelo

Date of Event Requiring Statement:	September 9, 2009

Issuer Name and Ticker or Trading Symbol:	Hypercom Corp (HYC)

Relationship of Reporting Person to Issuer:	10% Owner

If Amendment, Date Original Filed:	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Title of Security:	Common

Amount of Securities Beneficially Owned:	6,755,819

Ownership Form:	D

Signature:	Alex Meruelo Living Trust

______________________
Alex Meruelo, Trustee
Date: September 23, 2009

2.           Armando Delgado

Item	Information

Name:	Armando Delgado

Address:	9550 Firestone Blvd., #105
Downey, California

Designated Filer:	Alex Meruelo

Date of Event Requiring Statement:	September 9, 2009

Issuer Name and Ticker or Trading Symbol:	Hypercom Corp (HYC)

Relationship of Reporting Person to Issuer:	Group Member of 10% Owner

If Amendment, Date Original Filed:	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Title of Security:	Common

Amount of Securities Beneficially Owned:	80,000

Ownership Form:	D

Signature:	______________________
Armando Delgado
Date: September 23, 2009